EXHIBIT 99.1



           ADVANCED NUTRACEUTICALS ANNOUNCES FIRST QUARTER RESULTS AND
                              ESTIMATED 2005 SALES

Denver, CO, February 14, 2005 - Advanced Nutraceuticals, Inc. (OTCBB: ANII), announced today results for the first fiscal quarter ended December 31, 2004. The successful operations and earnings of the Company's operating subsidiary, Bactolac Pharmaceutical, Inc. ("Bactolac"), continue at increasing levels.

The Company also announced that net sales for the fiscal year ending September 30, 2005, are estimated at $21.0 million, based upon current sales, orders and customer activity.

Net sales from continuing operations for the three months ended December 31, 2004 were $4.5 million compared to $4.1 million for the period ended December 31, 2003, a 10% increase. The Company reported income from continuing operations before income taxes of $635,000, for the three months ended December 31, 2004, compared with income from continuing operations before income taxes of $604,000, for the 2003 period. The Company reported net after tax income from continuing operations of $395,000, or $.08 per common share ($.07 diluted), for the three months ended December 31, 2004 compared with net income of $604,000, or $.12 per common share ($.12 diluted) for the 2003 period. The 2004 period includes a deferred income tax expense of $240,000 compared to no income tax expense for 2003. As a result of the deferred income tax benefit recorded during the fiscal year ended September 30, 2004, future operations of the Company will be subject to deferred income tax provisions until the Company's net operating loss carryforwards are utilized and then the Company will be subject to current income tax provisions, which at that point would require cash payments.

The 2003 results include the discontinued operations of the Company's unprofitable subsidiary, ANI Pharmaceuticals, Inc. ("ANIP"), that was divested in March 2004. Net loss from discontinued operations of ANIP for the three months ended December 31, 2003 was $(405,000), or $(.08) per common share ($(.08) diluted). At the March 2004 ANIP sale closing, the Company used the entire net cash proceeds to reduce the Company's secured indebtedness by approximately $3.0 million.

As previously disclosed, the Company continues to work with The Seidler Companies Incorporated, a Los Angeles based investment banking firm and NYSE member, and BCL Partners, a Houston based corporate finance specialist, on a defined non-exclusive basis to advise and assist the Company regarding its future strategy and to explore possible options to enhance and maximize shareholder value. The Company is also considering seeking a listing for trading of its common shares on either the American Stock Exchange or NASDAQ.

Dr. Pailla M. Reddy, founder and president of Bactolac and the Company's largest shareholder, said "Bactolac is in the final stages of more than doubling our QC \ QA laboratory capacity, as well as adding additional equipment in the expansion space to increase production capacity to enhance customer service. Bactolac has also recently added a new customer that is expected to generate appreciable revenues and we are in discussions with other prospective customers that could potentially become significant customers."




                 Condensed Consolidated Statements of Operations


                                             Quarter Ended December 31,
(In thousands except per share data)               2004      2003
                                                   ----      ----
Net sales                                        $ 4,491   $ 4,075
Gross profit                                       1,442     1,329
General and administrative expenses                  745       701
                                                 -------   -------
     Operating income                                697       628

Other expenses, net                                  (62)      (24)
                                                  -------   -------
Income from continuing
     operations before income taxes                  635       604

Income tax expense                                   240        --
                                                 -------   -------
Income from continuing operations                    395       604



Loss from discontinued operations                     --      (405)
                                                 -------   -------
     Net income                                 $    395   $   199
                                                 =======   =======
Basic income (loss) per share
     Continuing operations                       $   .08   $   .12
     Discontinued operations                          --      (.08)
                                                 -------   -------
                                                 $   .08   $   .04
                                                 =======   =======
Diluted income (loss) per share
     Continuing operations                       $   .07   $   .12
     Discontinued operations                          --      (.08)
                                                 -------   -------
                                                 $   .07   $   .08
                                                 =======   =======
Weighted average shares outstanding:
    Basic                                          5,098     4,993
                                                 =======   =======
    Diluted                                        5,948     5,002
                                                 =======   =======



                      Condensed Consolidated Balance Sheet
                                 (In thousands)

                                                            December 31, 2004
                                                            ------------------
                                       ASSETS
Current assets                                                     $ 8,765
Property and equipment, net                                          1,229
Other assets                                                         7,990
                                                                   -------
Total assets                                                       $17,984
                                                                   =======
                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                $ 2,333
Long term liabilities                                                   91
Stockholders' equity                                                15,560
                                                                   -------

Total liabilities and stockholders' equity                         $17,984
                                                                   =======




For additional information contact:

Jeff McGonegal (303) 475-3786 (Email: jmcgonegal@anii.cc) or
Gregory Pusey (303) 722-4008 (Email: gpusey@anii.cc)

--------------------------------------------------------------------------------
This press release includes "forward looking statements" as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including adverse changes in market conditions, fluctuations in sales volumes and problems in collecting receivables. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.




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